Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(19,341)
Unrealized Gain (Loss) on Market Value of Futures	(283,700)
Dividend Income	9
Interest Income	175
ETF Transaction Fees	350
Total Income (Loss)	$(302,507)

Expenses
General Partner Management Fees	$3,744
Professional Fees	5,000
Brokerage Commissions	312
Directors' Fees and insurance	976
NYMEX License Fee	74
Total Expenses	10,106
Expense Waiver	(5,613)
Net Expenses	$4,493
Net Income (Loss)	$(307,000)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/20	$6,157,920
Additions (200,000 Shares)	1,500,540
Net Income (Loss)	(307,000)

Net Asset Value End of Month	$7,351,460
Net Asset Value Per Share (950,000 Shares)	$7.74

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596